Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-273347, 333-272330) and S-8 (Nos. 333-279256, 333-279255, 333-269736, 333-269734, 333-248686, 333-248685, 333-229535, 333-222888, 333-217770, 333-212299) of Pluri Inc. of our report dated September 17, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel

September 17, 2025